Exhibit 99.1
Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Karin Taylor, (408) 772-8279
karin.h.taylor@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2025 FINANCIAL RESULTS
Fiscal Q1 2025 Highlights
▪Revenue increased to $2.17 billion
▪GAAP diluted earnings per share (EPS) of $1.41; non-GAAP diluted EPS of $1.58
▪Cash flow from operations of $95 million and free cash flow of $27 million
▪Increased quarterly cash dividend by approximately 3% to $0.72 per share

FREMONT, CA – October 22, 2024 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”), a leading innovator of mass-capacity data storage, today reported financial results for its fiscal first quarter ended September 27, 2024.

“Seagate is off to an outstanding start to the fiscal year, highlighted by gross margin expanding to the highest level in more than a decade,” said Dave Mosley, Seagate’s chief executive officer.

“We executed on our plans to aggressively ramp our 28-terabyte nearline drives and broaden the number of cloud customers entering qualification on HAMR-based Mozaic products. We are excited by the strong product momentum which positions us well to address customer demand while delivering profitable growth. Our confidence in Seagate’s future opportunities is reflected in the decision to raise the quarterly dividend as announced today,” Mosley concluded.

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ1 2025	FQ1 2024	FQ1 2025	FQ1 2024
Revenue ($M)	$2,168	$1,454	$2,168	$1,454
Gross Margin	32.9%	10.2%	33.3%	19.8%
Operating Margin	18.6%	(8.9)%	20.4%	2.8%
Net Income (Loss) ($M)	$305	$(184)	$337	$(46)
Diluted Earnings (Loss) Per Share	$1.41	$(0.88)	$1.58	$(0.22)
For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.
During the fiscal first quarter the Company generated $95 million in cash flow from operations, $27 million in free cash flow, and returned $147 million of capital to shareholders through its quarterly dividend. As of the end of the quarter, cash and cash equivalents totaled $1.2 billion, and there were 211 million ordinary shares issued and outstanding.
Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.
Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.72 per share, which will be payable on January 6, 2025 to shareholders of record as of the close of business on December 15, 2024. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal second quarter 2025 is based on our current assumptions and expectations; actual results may differ materially as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal second quarter 2025:
•Revenue of $2.30 billion, plus or minus $150 million
•Non-GAAP diluted EPS of $1.85, plus or minus $0.20

Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to estimated share-based compensation expenses of $0.22 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal second quarter 2025 to the most directly comparable GAAP measure, other than estimated share-based compensation expenses, because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to net (gain) loss recognized from early redemption of debt, purchase order cancellation fees, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal second quarter 2025 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 2:00 PM PT / 5:00 PM ET that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate
Seagate Technology is a leading innovator of mass-capacity data storage. We create breakthrough technology so you can confidently store your data and easily unlock its value. Founded over 45 years ago, Seagate has shipped over four billion terabytes of data capacity and offers a full portfolio of storage devices, systems, and services from edge to cloud. To learn more about how Seagate leads storage innovation, visit www.seagate.com and our blog, or follow us on X, Facebook, LinkedIn, and YouTube.

© 2024 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements
This press release and our other communications regarding our quarterly financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies, prospects, and opportunities; financial outlook for future periods, including the fiscal second quarter 2025; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding our ability to make timely quarterly payments under the settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security; expectations regarding logistical, macroeconomic, or other factors affecting the Company; expectations regarding market demand for the Company’s products, our visibility into such demand and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s financial and operational performance, including our ability to deliver profitable growth; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based Mozaic products; and expectations regarding the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending December 27, 2024 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 27, 2024	June 28, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,239	$1,358
Accounts receivable, net	628	429
Inventories, net	1,383	1,239
Other current assets	358	306
Total current assets	3,608	3,332
Property, equipment and leasehold improvements, net	1,599	1,614
Goodwill	1,219	1,219
Deferred income taxes	1,038	1,037
Other assets, net	508	537
Total Assets	$7,972	$7,739
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,778	$1,786
Accrued employee compensation	148	106
Accrued warranty	71	74
Current portion of long-term debt	479	479
Accrued expenses	685	654
Total current liabilities	3,161	3,099
Long-term accrued warranty	70	75
Other non-current liabilities	844	861
Long-term debt, less current portion	5,197	5,195
Total Liabilities	9,272	9,230
Total Shareholders’ Deficit	(1,300)	(1,491)
Total Liabilities and Shareholders’ Deficit	$7,972	$7,739

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended
	September 27, 2024	September 29, 2023
Revenue	$2,168	$1,454

Cost of revenue	1,454	1,305
Product development	181	171
Marketing and administrative	129	105
Restructuring and other, net	1	2
Total operating expenses	1,765	1,583

Income (loss) from operations	403	(129)

Interest income	7	2
Interest expense	(85)	(84)
Net gain from termination of interest rate swap	—	104
Net loss from early redemption of debt	—	(29)
Other, net	(9)	(11)
Other expense, net	(87)	(18)

Income (loss) before income taxes	316	(147)
Provision for income taxes	11	37
Net income (loss)	$305	$(184)

Net income (loss) per share:
Basic	$1.45	$(0.88)
Diluted	$1.41	$(0.88)
Number of shares used in per share calculations:
Basic	211	208
Diluted	216	208

Cash dividends declared per ordinary share	$0.70	$0.70

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Three Months Ended
	September 27, 2024	September 29, 2023
OPERATING ACTIVITIES
Net income (loss)	$305	$(184)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	64	76
Share-based compensation	38	25
Net loss from redemption and repurchase of debt	—	7
Deferred income taxes	(3)	28
Other non-cash operating activities, net	23	(50)
Changes in operating assets and liabilities:
Accounts receivable, net	(199)	100
Inventories, net	(144)	88
Accounts payable	10	(70)
Accrued employee compensation	37	(12)
BIS settlement penalty	(15)	—
Accrued expenses, income taxes and warranty	16	54
Other assets and liabilities	(37)	65
Net cash provided by operating activities	95	127
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(68)	(70)
Net cash used in investing activities	(68)	(70)
FINANCING ACTIVITIES
Redemption and repurchase of debt	—	(1,288)
Proceeds from issuance of long-term debt	—	1,500
Dividends to shareholders	(147)	(145)
Taxes paid related to net share settlement of equity awards	(28)	(25)
Proceeds from issuance of ordinary shares under employee stock plans	29	35
Other financing activities, net	—	(126)
Net cash used in financing activities	(146)	(49)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	—	1
(Decrease) increase in cash, cash equivalents and restricted cash	(119)	9
Cash, cash equivalents and restricted cash at the beginning of the period	1,360	788
Cash, cash equivalents and restricted cash at the end of the period	$1,241	$797

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, free cash flow, EBITDA, adjusted EBITDA and last twelve months adjusted EBITDA, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are used by management to evaluate the business and provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that the Company believes are not part of the Company's ongoing operations and not indicative of its core operating results.
These non-GAAP financial measures are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended
	September 27, 2024	September 29, 2023
GAAP Gross Profit	$714	$149
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	13
Purchase order cancellation fees	(1)	118
Share-based compensation	10	7
Other charges	—	1
Non-GAAP Gross Profit	$723	$288

GAAP Gross Margin	32.9%	10.2%
Non-GAAP Gross Margin	33.3%	19.8%

GAAP Operating Expenses	$311	$278
Restructuring and other, net	(1)	(2)
Share-based compensation	(28)	(18)
Other charges	(1)	(10)
Non-GAAP Operating Expenses	$281	$248

GAAP Income (Loss) From Operations	$403	$(129)
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	13
Purchase order cancellation fees	(1)	118
Restructuring and other, net	1	2
Share-based compensation	38	25
Other charges	1	11
Non-GAAP Income From Operations	$442	$40

GAAP Operating Margin	18.6%	(8.9)%
Non-GAAP Operating Margin	20.4%	2.8%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended
	September 27, 2024	September 29, 2023
GAAP Net Income (Loss)	$305	$(184)
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	13
Net gain from termination of interest rate swap	—	(104)
Net loss from early redemption of debt	—	29
Purchase order cancellation fees	(1)	118
Restructuring and other, net	1	2
Share-based compensation	38	25
Strategic investment losses or impairment charges	1	—
Other charges	1	11
Income tax adjustments	(8)	44
Non-GAAP Net Income (Loss)	$337	$(46)

GAAP Diluted Net Income (Loss) Per Share	$1.41	$(0.88)
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	0.06
Net gain from termination of interest rate swap	—	$(0.50)
Net loss from early redemption of debt	—	0.14
Purchase order cancellation fees	—	0.57
Restructuring and other, net	—	0.01
Share-based compensation	0.18	0.12
Strategic investment losses or impairment charges	—	—
Other charges	—	0.05
Income tax adjustments	(0.04)	0.21
Non-GAAP diluted share count adjustments[1]	0.03	—
Non-GAAP Diluted Net Income (Loss) Per Share[1]	$1.58	$(0.22)

Shares Used In Diluted Net Income (Loss) Per Share Calculation
GAAP	216	208
Non-GAAP diluted share count adjustments[1]	(3)	—
Non-GAAP	213	208

GAAP Net Cash Provided by Operating Activities	$95	$127
Acquisition of property, equipment and leasehold improvements	(68)	(70)
Free Cash Flow	$27	$57
1 For the three months ended September 27, 2024, using the if-converted method, approximately 3 million shares are issuable upon conversion of our 2028 exchangeable senior notes. These dilutive effects are expected to be offset in full by the capped call transactions and are excluded from non-GAAP shares used in diluted net income per share calculation. For the three months ended September 29, 2023, GAAP and non-GAAP diluted net loss per share were computed using weighted average basic shares of 208 million, as a result of the net loss reported during the period.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions)
(Unaudited)

	For the Three Months Ended
	September 27, 2024	June 28, 2024	March 29, 2024	December 29, 2023	Last Twelve Months
GAAP Net Income (Loss)	$305	$513	$25	$(19)	$824
Depreciation and amortization	64	63	63	62	252
Interest expense	85	82	82	84	333
Interest income	(7)	(7)	(3)	(3)	(20)
Income tax expense	11	25	33	15	84
Non-GAAP EBITDA	458	676	200	139	1,473

Net gain from business divestiture	—	(313)	—	—	(313)
Purchase order cancellation fees	(1)	(26)	(1)	(4)	(32)
Restructuring and other, net	1	(3)	2	(31)	(31)
Share-based compensation	38	38	34	30	140
Strategic investment losses or impairment charges	1	8	—	43	52
Underutilization charges, net of depreciation and amortization	—	20	38	31	89
Other charges	1	4	5	8	18
Non-GAAP Adjusted EBITDA	$498	$404	$278	$216	$1,396

The Company’s Non-GAAP measures are adjusted for the following items:
Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency, and they are not normal operating expenses or indicative of the Company's operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Net gain from business divestiture
The Company recorded a pre-tax net gain of $313 million in connection to the sale of System-on-Chip Operations in April 2024. The net gain is excluded in the non-GAAP measures because it is not indicative of the Company's operating performance. The Company excludes this amount to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods' operating performance.
Net loss (gain) from early redemption of debt and termination of interest rate swap
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments and termination of related interest rate swap agreements. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt and/or termination of interest rate swap. The Company does not believe these are part of its normal operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Purchase order cancellation fees
Purchase order cancellation fees are the costs incurred to cancel certain purchase commitments made with the Company's suppliers for component and equipment purchases that will not be received due to change in forecasted demand. These charges are inconsistent in amount and frequency. The Company does not believe these are part of its normal operating expenses. Exclusion of these amounts provides a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s normal or ongoing operating performance and consequently the Company excludes these expenses to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Strategic investment gains, losses and impairment charges
From time to time, the Company incurs gains, losses or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered normal operating expenses or gains. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and the Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded to provide a supplemental view to investors to evaluate the Company's current operating performance compared to past periods’ operating performance.
Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.

Non-GAAP diluted share count adjustments
Using the if-converted method, diluted net income per share is calculated assuming that the excess value above the principal of the 2028 exchangeable notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. Non-GAAP shares used in diluted net income per share calculation excluded certain dilutive shares, which are expected to be offset partially or in full by the capped call transactions entered by the Company in conjunction with our 2028 exchangeable senior notes in order to reduce the potential dilution to the Company’s ordinary shares upon the conversion.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.
EBITDA, adjusted EBITDA and last twelve months (LTM) adjusted EBITDA
EBITDA is defined as net income (loss) before income tax expense, interest expense, interest income, depreciation and amortization. Adjusted EBITDA excludes certain expenses, gains and losses that the Company believes are not indicative of its core operating results. These adjustments primarily include impairment and other charges related to cost saving efforts, net loss (gain) from early redemption of debt, net gain from termination of interest rate swap, net gain from business divestiture, purchase order cancellation fees, restructuring and other, net, share-based compensation, strategic investment losses or impairment charges, other extraordinary charges such as factory underutilization charges. LTM adjusted EBITDA is defined as the total of last twelve months adjusted EBITDA. These non-GAAP financial measures are used by management to evaluate the Company’s debt portfolio and structure to comply with its financial debt covenants.